Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of August 31, 2010 is made by and among Kenexa Corporation, a Pennsylvania corporation (“Parent”), Spirit Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and each stockholder listed on Annex I (each, a “Stockholder” and collectively, the “Stockholders”), each an owner of shares (the “Shares”) of common stock, par value $0.0001 per share, of Salary.com, Inc., a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite such Stockholder’s name under the heading “Shares Beneficially Owned” on Annex I (all such directly owned Shares which are outstanding as of the date hereof and which may hereafter be acquired pursuant to acquisition by purchase, stock dividend, distribution, stock split, split-up, combination, merger, consolidation, reorganization, recapitalization, combination or similar transaction, being referred to herein as the “Subject Shares;” provided that “Subject Shares” shall not include Shares beneficially owned in the form of Company Options or restricted stock, but only to the extent such Shares remain unvested, restricted or unexercised, as the case may be); and

WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof by and among Parent, Purchaser and the Company, Parent and Purchaser have requested that each Stockholder, and in order to induce Parent and Purchaser to enter into the Merger Agreement, each Stockholder (only in such Stockholder’s capacity as a stockholder of the Company) has agreed to, enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

AGREEMENT TO TENDER

Section 1.01 Agreement to Tender

(a) .  Each Stockholder shall duly tender, in the Offer, all of such Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, provided that the Offer price does not decrease.  Promptly, but in any event no later than ten (10) Business Days after the commencement of the Offer, each Stockholder shall (i) deliver to the depositary designated in the Offer (the “Depositary”) (A) a letter of transmittal with respect to such Stockholder’s Subject Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Subject Shares or, in the case of a book-entry transfer of any uncertificated Subject Shares, an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instruct such Stockholder’s broker or such other Person that is the holder of record of Stockholder’s Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. Purchaser may elect to provide a subsequent offering period for the Offer in accordance with the Merger Agreement, and each Stockholder shall duly tender to Purchaser during such subsequent offering period all of the Subject Shares, if any, which shall have been issued after the expiration of the Offer.  Each Stockholder agrees that once such Stockholder’s Subject Shares are tendered pursuant to the terms hereof, such Stockholder will not withdraw any tender of such Subject Shares, unless and until (x) the Offer shall have been terminated or shall have expired, in each case, in accordance with the terms of the Merger Agreement, or (y) this Agreement shall have been terminated in accordance with Section 4.03 hereof. The Stockholder acknowledges that Purchaser’s obligation to accept for payment and pay for the Subject Shares is subject to all of the terms and conditions of the Offer.

Section 1.02 Voting of Subject Shares

(a) .  At every meeting of the stockholders of the Company called for such purpose, and at every adjournment or postponement thereof, each Stockholder shall, or shall cause the holder of record on any applicable record date to, vote such Stockholder’s Subject Shares (to the extent that any of such Stockholder’s Subject Shares are not purchased in the Offer and provided that the Offer price was not decreased) (i) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby; (ii) against (A) any agreement or arrangement related to any Acquisition Proposal, (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, and (C) any change in the present capitalization of the Company or any amendment to the Company’s certificate of incorporation or bylaws; (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement; and (iv) against any other action, proposal or agreement that would reasonably be expected, to (A) impede, interfere with, materially delay or postpone the Merger and the other transactions contemplated by the Merger Agreement or (B) result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement, and in connection therewith, such Stockholder shall execute any documents which are necessary or appropriate in order to effectuate the foregoing.  Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.02 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.  In the event that any meeting of the stockholders of the Company is held, such Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Stockholder’s Subject Shares (to the extent that any of such Stockholder’s Subject Shares are not purchased in the Offer and provided that the Offer price was not decreased) to be counted as present thereat for purposes of establishing a quorum.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of the Stockholders

Each Stockholder hereby severally but not jointly represents and warrants to Parent and Purchaser as follows:

(a) Authorization; Validity of Agreement; Necessary Action.  Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  To the extent applicable, the execution and delivery of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).  If such Stockholder is married and the Shares set forth on Annex I hereto constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.

(b) Ownership.  As of the date hereof, the number of Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Stockholder is set forth opposite such Stockholder’s name under the heading “Shares Beneficially Owned” on Annex I.  Such Stockholder’s Subject Shares are, and (except as otherwise expressly permitted by this Agreement) any additional Shares and any options and warrants to purchase Shares, or any other securities of the Company convertible, exercisable or exchangeable into Shares that are acquired by the Stockholder after the date hereof and prior to the Effective Time will be, owned beneficially by the Stockholder.  As of the date hereof, such Stockholder’s Subject Shares constitute all of the securities of the Company (other than Shares beneficially owned in the form of options to purchase Shares outstanding as of the date hereof) held of record, beneficially owned by or for which voting power or disposition power is held or shared by the Stockholder.  Such Stockholder has and (except as otherwise expressly permitted by this Agreement) will have at all times through the Effective Time sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1, Article 3, and Section 4.03 hereof, and sole right, power and authority to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares and with respect to all of such Stockholder’s Shares at all times through the Effective Time, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  Except as set forth on Annex I, such Stockholder has good, valid and marketable title to such Stockholder’s Subject Shares, free and clear of all liabilities, claims, liens, options, proxies, changes, participations, and encumbrances of any kind or character whatsoever (collectively, “Liens”), other than those arising under the securities laws or under the Company’s governance documents, and such Stockholder will have good, valid, and marketable title to all of such Stockholder’s Shares at all times through the Effective Time, free and clear of any Liens, other than those arising under the securities laws or under the Company’s governance documents.  Such Stockholder further represents that any proxies heretofore given in respect of the Shares owned beneficially and of record by such Stockholder are revocable, and hereby revokes such proxies.

(c) No Violation.  The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) assuming the filing of such reports as may be required under Sections 13(d) and 16 of the Exchange Act, which such Stockholder will file, conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder’s assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to any (i) Governmental Authority, except for filings that may be required under the Exchange Act and the HSR Act or (ii) third party (including with respect to individuals, any spouse, and with respect to trusts, any co-trustee or beneficiary).

(d) Information.  None of the information relating to such Stockholder provided by or on behalf of such Stockholder in writing for inclusion in the Offer Documents, the Schedule 14D-9 or the Proxy Statement will, at the respective times such documents are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Absence of Litigation.  As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder before or by any Governmental Authority that would impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No Finder’s Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder (other than in such Stockholder’s capacity as an officer or director of the Company and as disclosed pursuant to the Merger Agreement).

(g) Acknowledgement. The Stockholder (i) acknowledges receipt of, and has had an opportunity to read and understand and consult with independent counsel concerning, the Merger Agreement (including exhibits and schedules thereto); and (ii) understands and acknowledges that each of Parent and Purchaser is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.02 Representations and Warranties of Parent and Purchaser

Each of Parent and Purchaser, jointly and severally, hereby represents and warrants to each Stockholder as follows:

(a) Authorization; Validity of Agreement; Necessary Action.  Each of Parent and Purchaser is an entity duly organized, validly existing and in good standing under the laws of the state wherein it is formed.  Each of Parent and Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Purchaser.  This Agreement has been duly executed and delivered by Parent and Purchaser and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).

(b) No Conflicts

The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance by each of them of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to Parent and Purchaser or by which any of their assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets or properties is bound, except for any of the foregoing in (i) or (ii) above as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent and Purchaser to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.  The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to any (i) Governmental Authority, except for filings that may be required under the Exchange Act and the HSR Act or (ii) third party, except, in the case of (i) or (ii) above, as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent and Purchaser to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis..

ARTICLE 3

OTHER COVENANTS

Section 3.01 (a) No Transfers

Each Stockholder hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby, not to, directly or indirectly (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (including by operation of law, other than by death of any person) (collectively, a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Subject Shares, other securities of the Company owned beneficially or of record as of the date hereof, any additional Shares and other securities of the Company acquired beneficially or of record by the Stockholder after the date hereof, or any interest therein. Such Stockholder shall not take any of the actions that the Company is prohibited from taking under Section 6.1 of the Merger Agreement.

Section 3.02 Changes to Shares.  In case of a stock dividend or distribution, or any change in Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.  Each Stockholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number of any additional Shares or other securities of the Company acquired by such Stockholder, if any, after the date hereof.

Section 3.03 No Inconsistent Arrangements.  Each Stockholder agrees, while this Agreement is in effect, (i) not to take, agree or commit to take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained in this Agreement inaccurate in any respect as of any time during the term of this Agreement or (ii) to take all reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.  Such Stockholder further agrees that it shall use commercially reasonable efforts to cooperate with Parent, as and to the extent reasonably requested by Parent, to effect the transactions contemplated hereby including the Offer and the Merger.

Section 3.04 Appraisal Rights.  Such Stockholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights under Section 262 of the DGCL in connection with the Merger and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its subsidiaries (or any of their respective successors) relating to the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby.

Section 3.05 Non-Solicitation. Between the date hereof and such time as this Agreement shall have been terminated in accordance with Section 4.03 hereof, each Stockholder shall not, and shall not authorize or permit its Representatives to, directly or indirectly (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) in connection with, an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal, or (iv) approve or recommend an Acquisition Proposal.

Section 3.06 Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its affiliates of its identity and holding of such Stockholder’s Subject Shares and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, the Offer Documents, or any other disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

ARTICLE 4

MISCELLANEOUS

Section 4.01 Notices

                All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to Parent and Purchaser in accordance with Section 10.3 of the Merger Agreement and to each Stockholder at its address set forth below such Stockholder’s signature hereto (or at such other address for a party as shall be specified by like notice).

Section 4.02 Further Assurances

Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 4.03 Termination

This Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms (ii) the Effective Time, (iii) the termination or expiration of the Offer, without any shares being accepted for payment thereunder, (iv) upon reduction of the Offer Price or (v) upon mutual written agreement of the parties to terminate this Agreement.  In the event of a termination of this Agreement pursuant to this Section 4.03, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided that the provisions of Article 4, but excluding Section 4.02, shall survive the termination of this Agreement, and no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 4.04 Amendments and Waivers.

(a) The parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

(b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party expressly granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 4.05 Expenses

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 4.06 Binding Effect; Benefit; Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 4.07 Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 4.08 Jurisdiction

Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that such party will not bring any action relating to this Agreement in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any Federal court sitting in the State of Delaware and (d) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware.  Each of Parent, Purchaser and each Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 4.09 Service of Process

Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 4.08 hereof in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to such party’s address as specified in or pursuant to Section 4.01 hereof.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 4.10 Waiver of Jury Trial

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

Section 4.11 Entire Agreement; Third Party Beneficiaries

.  This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 4.12 Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 4.13 Specific Performance

Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 4.08 hereof.

Section 4.14 Stockholder Capacity

Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require any Stockholder to attempt to) affect or limit any Stockholder who is a director or officer of the Company from acting in such capacity (it being understood that this Agreement shall apply to each Stockholder solely in each Stockholder’s capacity as a stockholder of the Company).

Section 4.15 Stockholder Obligations Several and Not Joint

The obligations of each Stockholder hereunder shall be several and not joint and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

Section 4.16 Headings.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.17 Interpretation.  Any reference to any national, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 4.18 No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 4.19 Counterparts

This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Tender and Support Agreement to be duly executed as of the day and year first above written.

KENEXA CORPORATION

By:	// Nooruddin S. Karsan
Name: Nooruddin S. Karsan
Title: Chief Executive Officer

SPIRIT MERGER SUB, INC.

By:	/s/ Donald F. Volk
Name: Donald F. Volk
Title: President

IN WITNESS WHEREOF, the parties hereto have caused this Tender and Support Agreement to be duly executed as of the day and year first above written.

/s/ Bryce Chicoyne Bryce Chicoyne Notice Address: (Notice address omitted)
/s/ G. Kent Plunkett G. Kent Plunkett Notice Address: (Notice address omitted)
/s/ Yong Zhang Yong Zhang Notice Address: (Notice address omitted)
/s/ Paul Daoust Paul Daoust Notice Address: (Notice address omitted)
/s/ John Gregg John Gregg Notice Address: (Notice address omitted)
/s/ Edward McCauley Edward McCauley Notice Address: (Notice address omitted)
/s/ John Sumser John Sumser Notice Address: (Notice address omitted)
/s/ Terry Temescu Terry Temescu Notice Address: (Notice address omitted)
/s/ Robert Trevisani Robert Trevisani Notice Address: (Notice address omitted)
/s/ William Martin William Martin Notice Address: (Notice address omitted)
/s/ Teresa Shipp Teresa Shipp Notice Address: (Notice address omitted)
/s/ Brent Kleiman Brent Kleiman Notice Address: (Notice address omitted)
/s/ Judy Duff Judy Duff Notice Address: (Notice address omitted)
/s/ Nicholas Camelio Nicholas Camelio Notice Address: (Notice address omitted)

ANNEX I

Stockholder	Shares Beneficially Owned	Subject Shares Outstanding as of the date of this Agreement
Bryce Chicoyne	56,772	56,772
Paul R. Daoust	95,551	73,115
John F. Gregg	176,246	159,381
Terry Temescu	36,961	24,497
Yong Zhang	313,001	241,798
Robert A. Trevisani	85,256	62,231
William C. Martin	1,616,295	1,612,870
Edward F. McCauley	100,741	97,316
G. Kent Plunkett	2,997,378	2,457,792
John R. Sumser	66,612	49,747
Brent Kleiman	39,237	39,237
Teresa Shipp	195,275	148,083
Judy Duff	26,254	26,254
Nicholas Camelio	49,845	37,345